       SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 1, 2006

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100

Downers Grove, Illinois 60515

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2006, Hub Group, Inc. entered into a definitive agreement pursuant to which it sold substantially all of the assets of its wholly-owned subsidiary Hub Group Distribution Services, LLC (HGDS) to HGDS Acquisition LLC for approximately $11.7 million in cash. HGDS Acquisition LLC exercised its purchase option pursuant to a Purchase Option and Right of First Refusal Agreement dated November 11, 2004 which set the base purchase price of $11.3 million. The purchase price of approximately $11.7 million includes adjustments for working capital and property, plant and equipment based on March 31, 2006 interim financial statements and is subject to further adjustment based on HGDS' working capital and property, plant and equipment at closing.

HGDS' primary business is the installation of point of purchase displays and signage. The sold assets include rights under real property leases, customer and vendor agreements, certain intellectual property necessary to operate the business, the personal property and equipment used in the business, accounts receivable, licenses, and goodwill.

HGDS Acquisition LLC is owned by the individual who has acted as the President of HGDS since November 2005.

A copy of the purchase agreement is attached as Exhibit 10.1 to this Form 8-K.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: May 1, 2006	/s/ Terri Pizzuto
By: Terri Pizzuto
Title: VP, Finance

EXHIBIT INDEX

Exhibit No.

10.1	Asset Purchase Agreement, dated May 1, 2006, by and among Hub Group, Inc., Hub Group Distribution Services, LLC and HGDS Acquisition LLC.